UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2012

Bimini Capital Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On September 11, 2012, Bimini Capital Management, Inc. (the “Company”) announced that the Agreement and Plan of Reorganization (the “Agreement”) that had been entered into on July 26, 2012, by and among the Company, Orchid Island Capital, Inc., a Maryland corporation wholly-owned by the Company (“Orchid Island”), FlatWorld Acquisition Corp., a special purpose acquisition company (“FlatWorld”), and certain of their affiliates has terminated because one of the conditions to closing the merger was not satisfied as of September 9, 2012.  Pursuant to the Agreement, Orchid Island was to merge into a subsidiary of FlatWorld.  The terms of the Agreement were disclosed in Current Reports on Form 8-K filed by the Company on July 31, 2012 and August 1, 2012.

As a condition to closing the merger, FlatWorld provided its current shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount on deposit in the trust account set up to hold the proceeds of FlatWorld’s initial public offering and concurrent private placement, less taxes and interest earned on the aggregate amount on deposit in the trust account, upon the consummation of the merger.  FlatWorld had previously offered to conduct the redemptions by way of a tender offer without a shareholder vote and pursuant to the tender offer rules of the Securities and Exchange Commission.  The tender offer, which expired at 5:00 PM, New York City time, on Thursday, September 6, 2012 (the “Expiration Date”),  was conditioned on, among other things, no more than 825,000 ordinary shares being validly tendered and not validly withdrawn prior to the Expiration Date.  The actual number of shares validly tendered and not validly withdrawn as of the Expiration Date exceeded the 825,000 threshold.  On September 6, 2012, FlatWorld terminated the tender offer and none of the tendered shares were purchased. As a result, the condition to closing the proposed merger was not met and the merger will not be consummated.

There are no termination penalties payable under the Agreement.  Each party is responsible for the payment of its own fees and expenses.

ITEM 7.01.   REGULATION FD DISCLOSURE.

On September 11, 2012, the Company issued the press release attached hereto as Exhibit 99.1 announcing that the Agreement has been terminated.  The information furnished under this “Item 7.01 Regulation FD Disclosure,” including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

99.1	Press Release of Bimini Capital Management, Inc. dated September 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2011	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer